EXHIBIT 10.54

Amendment to Employee Retention Agreement

The Employee Retention Agreement between Liberate Technologies and David A. Limp dated January 9, 2001 (“the Agreement”), is hereby amended as follows, effective February 20, 2002:

The following sentence is inserted following the Section titled “Acceleration Upon Change in Control”:  “If you cease to report to Mitchell E. Kertzman, Liberate will pay you any unpaid Retention Payments listed above within 30 days.

All other terms of the Agreement remain unchanged.

/s/ Mitchell E. Kertzman
Mitchell E. Kertzman
Chief Executive Officer

/s/ David A. Limp
David A. Limp
Executive Vice President &
Chief Strategy Officer